UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2022, the board of directors (the “Board”) of BioLife Solutions, Inc. (the “Company”) appointed Tim Moore to the Board and a member of the Company’s Compensation Committee and the Nominating and Governance Committee. Mr. Moore qualifies as “independent” under Nasdaq Stock Market rules.

Mr. Moore has served as a member of the board of directors of Cerus Corporation (Nasdaq: CERS) since September 2018. Since April 2020, Mr. Moore has served as the President and Chief Operating Officer at PACT Pharma, Inc., or PACT, a company dedicated to engineering transformational T cell therapies. Mr. Moore served as the President and Chief Technology Officer at PACT from October 2019 to April 2020. Prior to PACT, Mr. Moore served as Executive Vice President, Technical Operations of Kite Pharma, or Kite, a company owned by Gilead Sciences, Inc. (Nasdaq: GILD) since March 2016. Prior to Kite, he spent more than 12 years at Genentech, a Roche Company, most recently as Senior Vice President, Head of Global Technical Operations – Biologics and a member of the Genentech Executive Committee. While at Genentech, he oversaw global leadership for more than 7,500 professionals across 10 internal sites and managed more than 30 contract manufacturing organizations, including end to end quality supply performance of more than 20 biological products. Previously, Mr. Moore served as Vice President, Operations at ZLB Behring (formerly Aventis Behring). Mr. Moore is currently a member of the International Society for Pharmaceutical Engineering, PDA and has been a part of the Executive Committee of BioPhorum Operations Group. Mr. Moore is a former member of the board of directors FosunKite, a joint venture between Gilead Sciences, Inc. and Fosun Pharmaceuticals Inc. He holds a Bachelor of Science, Chemical Engineering from Tulsa University and an M.S. from Northwestern University.

There are no related-party transactions in which the new director or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Moore will receive the same compensation as the Company’s other non-employee directors as described under “Executive and Director Compensation” in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 29, 2022.

On August 25, 2022, the Company issued a press release announcing the appointments of Mr. Moore. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated August 25, 2022.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: August 25, 2022	By:	/s/ Troy Wichterman
Name: Troy Wichterman Title: Chief Financial Officer